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                                                                   EXHIBIT 10.26


                             Employment Agreement


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 1st day of March, 1999, and is by and between Quadrant International, Inc. a Pennsylvania corporation with an office for purposes of this Agreement at 1 Great Valley Parkway, Malvern, Pennsylvania 19355 (hereinafter the "QI") and Sharon K. Taylor with an address at 1870 Terrace Drive, Malvern, PA 19002, (hereinafter "TAYLOR")



                              W I T N E S S E T H



     WHEREAS:

        (a) QI wishes to retain the services of TAYLOR to render services for and on behalf of QI, in accordance with the following terms, conditions and provisions; and

        (b) TAYLOR wishes to perform such services for and on behalf of QI, in accordance with the following terms, conditions and provisions.
NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

        1.    EMPLOYMENT. QI hereby employs TAYLOR and TAYLOR accepts such
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employment and shall perform her duties and the responsibilities provided for herein accordance with the terms and conditions of this Agreement.

        2.    EMPLOYMENT STATUS. TAYLOR shall at all times be QI's employee
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subject to the terms and conditions of this Agreement.

        3.    TITLE AND DUTIES. QI agrees to employ TAYLOR and TAYLOR accepts
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such employment as a full time employee and agrees as per the terms and conditions of
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this agreement to serve as and have the title of Vice President of Product
Management and perform diligently, faithfully, and to the best of her ability as duties assigned and instructions given by the President of QI or other QI officer as authorized by QI's Board of Directors.

        4.    TERM OF SERVICES. The initial term of this agreement is for a two
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year period commencing on January 1, 1999, subject to the termination section of this agreement, with the parties agreeing to confirm any subsequent extension of this initial term in a signed written agreement setting forth any amended or supplemental conditions.

        5.    BASE COMPENSATION. The employees base salary for rendered services
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for the initial term of this agreement shall be $125,000 an annual amount payable in accordance with QI's payroll procedures and policies as implemented during the term of this agreement.

        6.    ADDITIONAL COMPENSATION. The additional package compensation
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proposed by this section is subject to QI's receipt of further capital funds required to finance the management compensation program. QI's Board of Directors will also have to vote approval of these or any other specific additional compensation packages proposed for payment or for vesting to TAYLOR during the term of this agreement. The compensation program allocated for TAYLOR will be comprised of the following elements:

        a)  An annual Cash Bonus of:  - Significant Performance  $25,000

                                      - Exceptional Performance  $12,500

        b)  Bonus payments as per the approved 1999 Executive Compensation Plan

        c) Secondary Residence Allowance - $920 Monthly to be paid directly Thomas Meeting Associates, Post Office Box 8538-609, Philadelphia, PA 19171.
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        7.  EXTENT OF SERVICES. TAYLOR shall devote her entire business time,
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attention, and energies to the business of QI, but this shall not be construed as preventing TAYLOR from investing her assets in the future as a passive investor in such form or manner as she sees fit as long as the investments will
not require any personal service from TAYLOR.   However, TAYLOR agrees not to
knowingly invest in any entities that compete directly with QI or affiliated or related companies.

        8.  TERMINATION. A. In the event that this agreement is terminated prior
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to expiration for any reason other than:  (1)TAYLOR's gross malfeasance or gross nonfeasance or (2)TAYLOR'S resignation, TAYLOR will continue to be paid her total compensation as of said termination date by QI for a period of six months after such notice of termination is given. QI agrees to cooperate in helping TAYLOR in the pursuit of any subsequent external position and QI agrees to provide the requisite references. It is agreed that any stock options awarded to TAYLOR will continue to vest and be exercisable during this six month period.

             B. QI shall have the absolute right to terminate this agreement immediately in the event of gross malfeasance or gross nonfeasance on the part of TAYLOR.

             C.  It is understood and agreed that this is a personal services contract, and that QI shall have the right to terminate this agreement on 30 days notice to TAYLOR, if appropriate, in the event of the disability or death of TAYLOR which would otherwise prevent her from performing her duties. For purpose of this provision, "disability" shall be defined in accordance with the definition of "disability" as contained in QI's disability insurance policy, In the event of TAYLOR's death, any guaranteed monies due under this agreement would be paid directly to TAYLOR's estate as probated.
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        9.  NONDISCLOSURE. During the course of her employment with QI, TAYLOR
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may have occasion to conceive, create, develop, review, or receive information that is considered by QI to be confidential or proprietary, including information relating to inventions, patent, trademark and copyright applications, improvements, specifications, drawings, cost and pricing data, process flow diagrams, customer and supplier lists, bills, and/or any other written material referring to same Confidential or Proprietary Information. Both during the term of employment and for two years thereafter:

            1. TAYLOR, as an officer and employee, agrees to maintain in strict confidence such Confidential Information.
            2. TAYLOR further agrees to use her best efforts to ensure that all such Confidential Information is properly protected and kept from unauthorized persons or disclosure.
            3. If requested by QI, TAYLOR agrees to promptly return to QI all materials, writings, equipment, models, mechanisms, and the like obtained from or through QI, including but not limited to, all Confidential Information, all of which TAYLOR recognizes is the sole and exclusive property of QI.
            4. TAYLOR agrees that she will not, without first obtaining the prior written permission of QI: (a) directly or indirectly utilize such Confidential Information in her own business; (b) manufacture and/or sell any product that is based in whole or in part on such Confidential Information; or (c) disclose such Confidential Information to any third party.




        10. EMPLOYER PERQUISITES. TAYLOR shall be entitled to and shall
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receive all employer perquisites as would normally be granted to employees of
QI. Such perquisites to include the following:
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            a)  Health insurance under terms and conditions as provided to other employees of QI.

            b)  Vacation pursuant to QI's stated policy

            c)  Paid holidays pursuant to QI's stated policy

        11. REPRESENTATIONS AND WARRANTIES.
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            A. TAYLOR represents and warrants to Company that she is not a party to or otherwise bound by any other employment or services that may, in any way, restrict her right or ability to enter into this agreement or otherwise be employed by QI.

            B. TAYLOR agrees the she will not reveal to QI, or otherwise utilize in her employment with QI, any proprietary trade secrets or confidential information of any previous employer.

        12. NOTICES. Any written notice required to be given pursuant to this
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agreement shall be hand delivered or sent via fax or E-mail, or delivered by a national overnight express service such as Federal Express.

        13. JURISDICTION AND DISPUTES. A. This agreement shall be governed by
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the State of Pennsylvania.

            B. All disputes hereunder shall be resolved in the applicable state or federal courts of Pennsylvania. The parties consent to the jurisdiction of such courts, agree to accept service or process by mail, and waive any jurisdictional or venue defenses otherwise available. The parties reserve the right to mutually agree to binding arbitration in accordance with the policies of the American Arbitration Association.
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        14. AGREEMENT BINDING ON SUCCESSORS. This agreement shall be binding
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on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and assigns.

        15.  WAIVER. No waiver by either party of any default shall be deemed
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as a waiver of any prior or subsequent default of the same or other provisions of this agreement.

        16.  SEVERABILITY. If any provision hereof is held invalid or
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unenforceable by court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the agreement.

        17.  ASSIGNABILITY. This agreement and the rights and obligations
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thereunder are personal with respect to TAYLOR and may not be assigned by any action of TAYLOR or by operation of law. QI shall, however assign this agreement to a successor in interest to QI or to the purchaser of QI but not to any other third party.

        18.  INTEGRATION. This agreement constitutes the entire understanding
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of the parties and is intended as a final expression of their agreement. It shall not be modified or amended except in writing signed by the parties thereto and specifically referring to this agreement. This agreement shall take precedence over any other documents that may be in conflict therewith.

        IN WITNESS WHEREOF, QI and TAYLOR confirm the foregoing accurately sets forth the parties respective rights and obligations and agrees to be bound by having the evidenced signature affixed thereto.




Quadrant International, Inc.                    Sharon K. Taylor

By: /s/ Francis Wilde, CEO & President          /s/ Sharon K. Taylor
   ___________________________________          _____________________________
   Francis Wilde, CEO & President               Signature

Date: March 1, 1999                             Date: March 1, 1999
     ____________________________                    ________________________